Exhibit 99.1

Milestone Scientific Appoints Eric C. Hines as Chief Executive Officer

Seasoned executive with proven track record driving growth and building customer focused teams to lead Milestone’s next phase of commercial execution

Roseland, NJ, August 1, 2025 – Milestone Scientific Inc. (NYSE: MLSS), a leading developer of computerized drug delivery instruments that provide painless and precise injections, today announced the appointment of Eric C. Hines as Chief Executive Officer, effective immediately.

Mr. Hines brings more than 25 years of leadership experience in scaling sales-driven enterprise software companies, serving customers across a range of industries, including healthcare. Most recently, he served as President of North America at Ex Libris, a division of Clarivate, where he led operations across the U.S., Canada, and Latin America and increased annual revenue from approximately $50 million to over $100 million. At Ex Libris, he launched multiple new product lines; managed marketing, sales, and service organizations; and drove new customer expansion. Earlier in his career, Mr. Hines held executive positions at NICE Systems, where he led an over $90 million North American security business, and previously served in the Customer Experience Management (CEM) division, where he oversaw both the central and west regions, as well as channel sales and customer experience management. Across his career, Mr. Hines has consistently built high-performance teams, delivered top-line growth, and led commercial expansions into new geographies and industry verticals. He holds a BA in Chemistry from Wake Forest University and an MBA in International Business from Xavier University.

Neal Goldman, Chairman of the Board of Milestone Scientific, commented, “We are pleased to welcome Eric as CEO. His leadership experience growing complex, commercially disciplined organizations will be critical as we work to accelerate the adoption of our CompuFlo® technology. We have made meaningful progress on the reimbursement front, including the assignment of Medicare Part B payment rates under CPT® code 0777T across multiple jurisdictions, as well as initial commercial insurance payments. We believe Eric is the right executive to build on this foundation, expand our presence in the medical and dental markets, and guide the Company as we pursue new clinical indications and global opportunities.”

Eric C. Hines, Chief Executive Officer of Milestone Scientific, stated, “I am honored to lead Milestone Scientific at such a pivotal moment for the Company. During my diligence, I was impressed by the strength of the CompuFlo® platform, the clinical validation supporting its use, and the Company’s recent reimbursement achievements, including favorable Medicare payment rates. These milestones create a strong base for expanded commercial adoption. I also see compelling opportunities in the dental segment, where Milestone’s STA® system remains highly differentiated, and in extending the CompuFlo® technology into new indications and international markets. Having worked closely with customers across a range of industries, including healthcare, I appreciate the importance of technologies that deliver both clinical and economic value. I look forward to working with the team to execute on these priorities and deliver long-term value for our stakeholders.”

About Milestone Scientific Inc.

Milestone Scientific Inc. (MLSS) is a technology-focused medical research and development company that patents, designs, and develops innovative injection technologies and instruments for medical and dental applications. Milestone Scientific’s computer-controlled systems are designed to make injections precise, efficient, and increase the overall patient comfort and safety. The Company leverages its proprietary DPS Dynamic Pressure Sensing Technology® platform to advance the development of next-generation devices, regulating flow rate and monitoring pressure from the tip of the needle, through platform extensions of subcutaneous drug delivery, including local anesthetics. To learn more, view the MLSS brand video or visit milestonescientific.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding the timing and financial impact of Milestone's ability to implement its business plan, expected revenues, timing of regulatory approvals and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions, future business decisions and regulatory developments, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2024. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Crescendo Communications, LLC

Email: mlss@crescendo-ir.com

Tel: 212-671-1020